Exhibit 10.28

GUESS?, INC.
2004 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of December 2, 2019 (the “Date of Grant”), is entered into by and between GUESS?, INC., a Delaware corporation (the “Company”), and Kathryn Anderson (the “Grantee”).

RECITALS

WHEREAS, the Company maintains the Guess?, Inc. 2004 Equity Incentive Plan, as amended (the “Plan”).

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined to grant a restricted stock award (the “Award”) to the Grantee under the Plan in order to increase Grantee’s participation in the success of the Company;

NOW, THEREFORE, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, except where a capitalized term is defined in the Offer Letter between the Company and the Grantee, dated October 23, 2019 (the “Offer Letter”), and this Agreement indicates the definition used in the Offer Letter shall apply for purposes of this Agreement as well.

2.
Grant of Restricted Stock. The Grantee shall be entitled to purchase 70,000 restricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms and conditions of this Agreement (the “Restricted Stock”). This Award is in complete satisfaction of the Grantee’s right to receive a restricted stock award pursuant to Section 4 of the Offer Letter.

3.
Purchase Price. The Grantee shall pay to the Company, in cash, $0.01 for each share of Restricted Stock (which amount is equal to the par value of each share Restricted Stock) for an aggregate purchase price of $700 (the “Purchase Price”). Such payment of the Purchase Price shall be made to the Company within 30 days after the date hereof.

4.
Restricted Period. Subject to Sections 7 and 8 below, the Award shall vest and restrictions shall lapse as to 25% of the total number of shares of the Restricted Stock on each of the first, second, third and fourth anniversaries of the Date of Grant; provided that Grantee has been continuously employed with the Company or a Subsidiary from the date hereof through each applicable vesting date (the “Restricted Period”). Notwithstanding the foregoing or anything in Section 17 of the Plan to the contrary, if a Change in Control of the Company (as such term is defined in the Offer Letter) occurs prior to the date the restrictions have lapsed with respect to the Restricted Stock, subject to the Grantee’s continued employment with the Company or a Subsidiary through the closing of the Change in Control, the Award shall accelerate and become fully vested upon (or if necessary to give effect to the acceleration, immediately prior to) the Change in Control.

5.
Continuance of Employment. The vesting schedule requires continued employment with the Company or a Subsidiary through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Grantee’s status as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Company or any of its Subsidiaries, interferes in any way with the right of the Company or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Company or any of its Subsidiaries to increase or decrease the Grantee’s other compensation or benefits. Nothing in this Agreement, however, is intended to adversely affect any independent contractual right of the Grantee without her consent thereto.

6.
Rights of a Shareholder. From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Grantee, the Grantee shall have all the rights of a shareholder of the Company with respect to the Restricted Stock, including but not limited to the right to receive dividends, if applicable, and the right to vote such shares.

7.
Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s Common Stock contemplated by Section 16(b) of the Plan, the Committee will make adjustments, if appropriate, in the number and kind of securities subject to the Award. If any adjustment is made under Section 16(b) of the Plan, the restrictions applicable to the shares of Restricted Stock shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property,” unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable. To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 6 hereof), such cash shall be invested, pursuant to policies established by the Committee, in interest bearing, FDIC‑insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee, the earnings on which shall be added to and become a part of the Restricted Property.

8.	Effect of Cessation of Employment.

A.
Forfeiture After Certain Events. Unless the Committee determines otherwise in its sole discretion, if the employment of the Grantee by the Company, a Parent or a Subsidiary shall terminate for any reason, whether with or without cause, voluntarily or involuntarily, any of the shares of the Restricted Stock that remain subject to the Restricted Period on the date of the Grantee’s termination of employment shall be forfeited to the Company.

B.
Return of Shares; Refund of Purchase Price. Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Company, without any other action by the Grantee (or the Grantee’s beneficiary or personal representative in the event of the Grantee’s death or Disability, as applicable), and the Company shall refund the portion of the Purchase Price attributable to the forfeited Restricted Stock to the Grantee (or the Grantee’s beneficiary or personal representative, as applicable); no additional consideration shall be paid by the Company with respect to such transfer. No interest shall be credited with respect to nor shall any other adjustments be made to the Purchase Price for fluctuations in the fair market value of the Common Stock either before or after the transfer date. The Company may exercise its powers under Section 10(D) hereof and take any other action necessary or advisable to evidence such transfer. The Grantee (or the Grantee’s beneficiary or personal representative, as applicable) shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Company.

9.
Restrictions on Transfer. Prior to the time that they have become vested pursuant to Section 4 hereof, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof or Restricted Property shall be sold, transferred, pledged, hypothecated or otherwise disposed of by the Grantee; provided, however, that such transfer restrictions shall not apply to (i) transfers to the Company or (ii) transfers by will or the laws of descent and distribution. Grantee agrees that the Restricted Stock will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.

10.	Stock Certificates.

A.
Book Entry Form. The Company shall, in its discretion, issue the shares of Restricted Stock subject to the Award either: (i) in certificate form as provided in Section 10(B) below; or (ii) in book entry form, registered in the name of the Grantee with notations regarding the applicable restrictions on transfer imposed under this Agreement.

B.
Certificates to be Held by Company; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Grantee by the Company prior to the lapse of restrictions shall be immediately redelivered by the Grantee to the Company to be held by the Company until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Company may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Guess?, Inc. A copy of such Agreement is on file in the office of the Secretary of Guess?, Inc.”

C.
Delivery of Shares Upon Vesting. Promptly after the vesting of any shares of Restricted Stock pursuant to Section 4 hereof and the satisfaction of any and all related tax withholding obligations pursuant to Section 11, the Company shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Grantee a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may result after giving effect to Section 11). The Grantee (or the beneficiary or personal representative of the Grantee in the event of the Grantee’s death or Disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its counsel may deem necessary or advisable in order to ensure compliance with all applicable laws, rules and regulations with respect to the grant of the Award and the delivery of the shares of Common Stock in respect thereof. The shares so delivered shall no longer be restricted shares hereunder.

D.
Stock Power; Power of Attorney. Concurrently with the execution and delivery of this Agreement, the Grantee shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Stock. The Company shall not deliver any share certificates in accordance with this Agreement unless and until the Company shall have received such stock power executed by the Grantee. The Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as the Grantee’s attorney(s) in fact to effect any transfer of unvested, forfeited shares (or shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

E.
Postponement of Issuance. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

11.
Withholding of Tax. Subject to the Company’s ability to comply with applicable laws, rules, and regulations, and unless the Grantee has provided in advance of the applicable withholding event sufficient cash to cover the applicable withholding obligations, upon any vesting of the Restricted Stock, the Company shall automatically withhold and reacquire the appropriate number of whole shares of Restricted Stock, valued at their then fair market value (based on the last closing price (in regular trading) of a share of the Company’s common stock on the New York Stock Exchange), to satisfy any withholding obligations of the Company or its Subsidiaries (including both income tax and the Grantee’s portion of employment tax withholding obligations) with respect to such vesting at the applicable withholding rates. In the event that the Company cannot satisfy such withholding obligations by withholding and reacquiring shares of Restricted Stock, or in the event that the Grantee makes or has made an election pursuant to Section 83(b) of the Code or the occurrence of any other withholding event with respect to the Award, the Company (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee any sums required by federal, state or local tax law to be withheld with respect to such vesting of any Restricted Stock or such Section 83(b) election or other withholding event.

12.
Compliance. Grantee hereby agrees to cooperate with the Company, regardless of Grantee’s employment status with the Company, to the extent necessary for the Company to comply with applicable state and federal laws and regulations relating to the Restricted Stock.

13.
Notices. Any notice required or permitted under this Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address on record with the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Stock Plan Administration, 1444 South Alameda Street, Los Angeles, California 90021, or such other address as the Company may designate in writing to the Grantee.

14.
Plan. The Award and all rights of the Grantee under this Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Grantee agrees to be bound by the terms of the Plan and this Agreement.  The Grantee acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Agreement.  Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

15.
Failure to Enforce Not a Waiver. The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

16.
Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to Delaware or other laws that might cause other law to govern under applicable principles of conflicts of law.  For purposes of litigating any dispute that arises under this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, or the federal courts for the United States for the Central District of California, and no other courts, where this Agreement is made and/or to be performed.

17.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock awarded under the Plan or future restricted stock that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18.
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.	Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

20.
Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 18 of the Plan. This Agreement may be amended by the Board or the Committee from time to time. Any such amendment must be in writing and signed by the Company. Any such amendment that materially and adversely affects the Grantee’s rights under this Agreement requires the consent of the Grantee in order to be effective with respect to the Award. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

21.
Effect of this Agreement. This Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to all or substantially all of the business or assets of the Company.

22.
Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

23.	Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Stock.

24.
Section 83(b) Election. The Grantee hereby acknowledged that, with respect to the grant of the Restricted Stock, an election may be filed by the Grantee with the Internal Revenue Service, within 30 days, of the Date of Grant, electing pursuant to Section 83(b) of the Code, to be taxed currently on the fair market value of the Restricted Stock on the Date of Grant.

THE GRANTEE HEREBY ACKNOWLEDGES THAT, IF THE GRANTEE DESIRES TO MAKE SUCH AN ELECTION, IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE RESPONSIBILITY OF THE COMPANY TO TIMELY FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

25.	Termination of this Agreement. Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.

26.
Clawback Policy. This Award is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Award and repayment or forfeiture of any shares of Common Stock or other cash or property received with respect to the Award (including any value received from a disposition of the shares acquired in respect of the Award).

27.
No Advice Regarding Grant. The Grantee is hereby advised to consult with her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Restricted Stock (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award, the advantages and disadvantages of making an election under Section 83(b) of the Code with respect to the Award, and the process and requirements for such an election). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Award or the making an election under Section 83(b) of the Code with respect to the Award. In the event the Grantee desires to make an election under Section 83(b) of the Code with respect to the Award, it is the Grantee’s sole responsibility to do so timely. Except for the withholding rights set forth in Section 11 above and Section 19(a) of the Plan, the Grantee is solely responsible for any and all tax liability that may arise with respect to the Award.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set her hand as of the date and year first above written.

GUESS?, INC.
A DELAWARE CORPORATION
By: /S/ Jason T. Miller
Jason T. Miller Its: Secretary

GRANTEE /s/ Kathryn Anderson
Signature
Kathryn Anderson
Print Name

MARITAL STATUS
☐     I am not married.

☐	I am married and have informed my spouse of this equity grant. (Please have your spouse sign the Consent of Spouse section below.)

GRANTEE
Signature

Print Name

CONSENT OF SPOUSE
In consideration of the execution of the foregoing Restricted Stock Agreement by Guess?, Inc., a Delaware corporation, I, _____________________________, the spouse of the Grantee therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:    ___________________
Signature of Spouse
Print Name

EXHIBIT A
STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement between Guess?, Inc., a Delaware corporation (the “Company”), and the individual named below (the “Individual”) dated as of _____________, _______, the Individual hereby sells, assigns and transfers to the Company, an aggregate ______________ shares of Common Stock of the Company, standing in the Individual’s name on the books of the Company and, if such shares are in certificate form, represented by stock certificate number(s) _____________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints __________________________________________ as her lawful attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.
Dated ______________________

Signature

Print Name
(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Company to exercise its rights set forth in the Restricted Stock Agreement in connection with the forfeiture of any restricted shares subject thereto without requiring additional signatures on the part of the Individual.)